UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 21, 2023, Matthew Shatzkes tendered his resignation as Chief Legal Officer, General Counsel and Corporate Secretary of Aditxt, Inc. (the “Company”). In connection with his resignation, the Company entered into a Separation Agreement and General Release with Mr. Shatzkes (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Shatzkes employment with the Company terminated on August 4, 2023 (the “Termination Date”). In addition, the Company agreed to pay Mr. Shatzkes within seven days after the Termination Date: (i) $122,292.32, representing all accrued salary and wages (inclusive of Base Compensation and earned Subsequent Quarterly Bonus amounts, as those terms are defined in Mr. Shatzkes employment agreement) (the “Accrued Salary and Wages”), and (ii) $32,575.84, representing Mr. Shatzkes accrued, but unused paid time off (the “Accrued PTO”). On August 11, 2023, the Company paid Mr. Shatzkes $64,808. Pursuant to the Separation Agreement, the Company also agreed to pay Mr. Shatzkes: (i) $385,000, representing 12 months of Mr. Shatzkes Base Compensation (as that term is defined in Mr. Shatzkes employment agreement) (the “Severance Base Compensation”), and (ii) $290,000, representing Mr. Shatzkes Subsequent Year Minimum Bonus (as such term is defined in Mr. Shatzkes employment agreement) (the “Severance Bonus”), on the 60th day following the Termination Date. In addition, the Company shall reimburse Mr. Shatzkes COBRA premium for a period of 12 months and shall cause any restricted stock units granted to Mr. Shatzkes to immediately vest as of the Termination Date.

On August 15, 2023, the Company entered into an Amendment to Separation Agreement and General Release with Mr. Shatzkes (the “Separation Agreement Amendment”). Pursuant to the Separation Agreement Amendment, the Company shall be required to pay Mr. Shatzkes, upon the earlier of (i) September 1, 2023 or (ii) two business days following the closing of a capital raise by the Company, an amount equal to $91,060.16, which amount represents the balance of Mr. Shatzkes’ Accrued Salary and Wages and Accrued PTO plus an additional $1,000 to serve as consideration for entering into the Separation Agreement Amendment. In addition, under the Separation Agreement Amendment, the Company shall be required to pay Mr. Shatzkes the Severance Base Compensation and the Severance Bonus upon the earlier of (i) the 60th day following the Termination Date or (ii) two business days following the closing of a capital raise by the Company.

The foregoing summary of the Separation Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Amendment to Separation Agreement and General Release dated August 15, 2023
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITXT, INC.

Date: August 21, 2023	By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

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